UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2016

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53525	95-3909667
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

3F Bokwang Bldg., Seowunro 6 Gil 14, Seocho Gu, Seoul, Korea	137-863 (Zip Code)
Republic of Korea
(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On June 3, 2016, the Company entered into a Share Swap Agreement (the "Share Swap Agreement") with an accredited investor (the "Investor"), pursuant to which the Company acquired shares held by the Investor, which, in the aggregate, represent fifty percent (50%) of Lelcon Co., Ltd. a Korean corporation (the "Lelcon Shares"), in exchange for the issuance of 1,414,828 shares of the Company's common stock. As a result of the Share Swap Agreement, Lelcon Co., Ltd. is now a subsidiary of the Company.

The Company will file financial statements, if required under Securities and Exchange Commission rules, within the time periods prescribed by those rules.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), for the issuance of the securities referenced herein pursuant to Section 4(a)(2) of the Act and Regulation D promulgated thereunder.

The foregoing description of the Share Swap Agreement is not complete and is qualified in its entirety by reference to the full text of Exhibit 10.1, which is attached as exhibits to this Current Report on Form 8-K and each of which is incorporated by reference herein.

Item 2.01   Completion of Acquisition or Disposition of Assets

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

 (a) Financial Statements of Business Acquired

The Company will provide the financial statements that are required to be filed with this Current Report as an amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Swap Agreement, by and between the Company and the Investor, dated June 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: June 9, 2016	By: /s/Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer By: /s/ Jun Heng Park Jun Heng Park Co-Chief Executive Officer